Exhibit 99.1
Farmer Bros Co.
Properties

Executive Offices
20333 South Normandie Ave., Torrance, California*
120 W. Whitehall Ave., Northlake, Illinois
9120 N.E. Alderwood Rd., Portland, Oregon

Plants

20333 South Normandie Ave., Torrance, California*
9120 N.E. Alderwood Rd., Portland, Oregon
235 N Norwood Ave., Houston, Texas*

Distribution Centers

20333 South Normandie Ave., Torrance, California*
120 W. Whitehall Ave., Northlake, Illinois
75 State St., Moonachie, New Jersey
13131Broadway Ext., Oklahoma City, Oklahoma*
235 N Norwood Ave., Houston, Texas*
9120 N.E. Alderwood Rd., Portland, Oregon

Branch Warehouses

Arizona	Arizona	Arizona
FLAGSTAFF*	LAKE HAVASU*	PHOENIX*
2385 N. Walgreen St.	1105 Aviation Dr.	1060 W. Alameda Dr.
Tempe

Arizona	Arizona	Arkansas
TUCSON*	YUMA	SPRINGDALE
3818 South Evans Blvd.	3914 E. 41ST Pl., Ste. 4	543 Madison
Springdale

Arkansas	California	California
LITTLE ROCK	BAKERSFIELD*	BISHOP*
7630 Hardin Dr.	8802 Swigert Ct.	324 E. Clarke St.
North Little Rock

California	California	California
CASTROVILLE*	CHICO*	EUREKA
11460 Commercial Pkwy.	480 Ryan Ave., Ste. 100	417 W. Wabash Ave.

California	California	California
FRESNO*	LANCASTER*	LOS ANGELES SF VALLEY*
4576 N. Bendel	42138 7th St. West	9373 Remick Ave.
Arleta

California	California	California
OAKLAND*	PALM SPRINGS*	RIALTO*
9845 Kitty Ln.	72205 Corporate Way	2751 S. Lilac Ave.
Thousand Palms

California	California	California
SACRAMENTO*	SAN DIEGO*	SAN JOSE*
2450 Boatman Ave.	7855 Ostrow St., B	1462 Seareel Pl.

California	California	California
SAN LUIS OBISPO	SANTA ANA*	SANTA FE SPRINGS*
3450 Broad St.	3921 W. Segerstrom Ave.	9901 Bell Ranch Rd.

California	California	California
SANTA ROSA*	STOCKTON*	TORRANCE*
470 E. Todd Rd.	4243 Arch Rd.	20333 S. Normandie Ave.

California	California	Colorado
VENTURA*	VICTORVILLE*	COLORADO SPRINGS
1350 Stellar Dr.	17190 Yuma St.	6150 Stadia Ct.
Oxnard

Colorado	Colorado	Colorado
DENVER*	FORT COLLINS*	GRAND JUNCTION*
5595 Joliet St.	4500 Innovation Dr.	2848 Chipeta Ave., #B

Connecticut	Florida	Florida
WATERBURY	MEDLEY	ORLANDO
54 Great Halls Rd.	9314 NW 102 St.	7100 TPC Dr., Ste 650
Naugatuck

Florida	Georgia	Idaho
TAMPA	ATLANTA	BOISE
4717 Oak Fair Blvd.	1400 Northbrook Pkwy. 300-370	7235 Bethel St.
Suwanee

Idaho	Illinois	Illinois
IDAHO FALLS*	MOLINE	NORTHLAKE
805 S. Saturn Ave.	2950 38th Ave.	100 W. Whitehall Ave.

Illinois	Indiana	Indiana
SPRINGFIELD	EVANSVILLE	INDIANAPOLIS*
3430 Constitution Dr., #122	1905 N. Kentucky Ave.	1417 Southeastern Ave.

Indiana	Iowa	Iowa
MERRILLVILLE	DES MOINES	OMAHA*
1503 E. 91st Dr.	1662 N.E. 55th Ave.	3217 Nebraska Ave.
Council Bluffs

Kansas	Louisiana	Maryland
WICHITA	SHREVEPORT	JESSUP
427 S. Washington	4113 Metro Dr.	8268 Preston Ct.

Massachusetts	Michigan	Michigan
NORTH BILLERICA	PLYMOUTH	SAGINAW
18 Esquire Rd.	9260 General Dr.	3691 Fashion Square Blvd.

Michigan	Minnesota	Minnesota
GRAND RAPIDS/WYOMING	BLAINE*	BRAINERD
3322 Lousma SE, Ste. 503 & 504	3074 84th Ln. NE	414 South 7th St.

Minnesota	Minnesota	Missouri
DULUTH	ROCHESTER	KANSAS CITY*
4314 Enterprise Cir.	7700 Air Commerce Dr. #104	9 N.E. Skyline Dr.
Lee’s Summit

Missouri	Missouri	Montana
SPRINGFIELD	ST. LOUIS*	BILLINGS*
540A N. Cederbrook	12832 Pennridge Dr.	2625 Enterprise Ave.
Bridgeton

Montana	Montana	Nebraska
GREAT FALLS*	MISSOULA	NORTH PLATTE
2600 16th St. NE	2720 Palmer St., Unit E	601 Sioux Meadow
Black Eagle

Nevada	Nevada	Nevada
CARSON CITY*	ELKO*	LAS VEGAS
3880 Technology Way	460 S. A St.	6630 Arroyo Springs St.
Ste 300 & 400

New Jersey	New Jersey	New Mexico
MOONACHIE	RUNNEMEDE	ALBUQUERQUE*
75 State St.	90 Ninth Ave.	5911 Office Blvd.

New Mexico	New Mexico	New York
FARMINGTON	ROSWELL*	EAST SYRACUSE
1414 Schofield Ln.	710 E. College	6838 Ellicott Dr.

North Carolina	North Dakota	North Dakota
CHARLOTTE	BISMARCK	FARGO
9115 Old Statesville Rd., Unit D	2001 3rd St. SE	710 38th St. NW‑ Unit B,C,D

North Dakota
GRAND FORKS
2402 N. 42nd St.

Ohio	Ohio	Ohio
CINCINNATI	COLUMBUS	LIMA
4784 Interstate Dr., Bldg #2	2543 Westbelt Dr.	1658 W. Breese Rd.

Ohio	Oklahoma	Oklahoma
CLEVELAND	OKLAHOMA CITY*	TULSA
9090 Bank Rd.	13131Broadway Ext.	170 S. 123 E. Place
Valley View

Oregon	Oregon	Oregon
BEND	EUGENE	MEDFORD
20409 N.W. Cady Way	2495 Unit C Prairie Rd.	777 East Vilas Rd.
Central Point

Oregon	Pennsylvania	Pennsylvania
PORTLAND*	CRANBERRY TOWNSHIP	STROUDSBURG
7515 N.E. 33rd Dr.	215 Commerce Park Dr.	201A North 1st St.

South Dakota	South Dakota	Tennessee
RAPID CITY*	SIOUX FALLS	MEMPHIS*
2030 Creek Dr.	926 W. Cherokee	5753 E. Shelby Dr., Ste 1

Texas	Texas	Texas
AMARILLO	AUSTIN*	CORPUS CHRISTI
2100 SE 10th Ave.	2004 Lamar Dr.	3909 Wow Rd.
Round Rock

Texas	Texas	Texas
DALLAS/FT. WORTH*	EL PASO*	HOUSTON*
744 Avenue H East	1325 Don Haskins Dr.	6300 West by NW Blvd.
Arlington		Ste 400

Texas	Texas	Texas
HOUSTON	LUBBOCK	McALLEN*
235 N. Norwood Ave.	1608 D. N. University	1312 E. Laurel

Texas	Texas	Texas
ODESSA	SAN ANTONIO*	WICHITA FALLS
2017 W. 7th	4930 Center Park	1404 Beverly Dr.

Texas	Washington	Washington
SALT LAKE CITY*	SEATTLE*	SPOKANE*
2230 S. 2000 West	8660 Willows Rd.	E. 10915 Montgomery Dr.
Redmond

Washington	Washington	Wisconsin
TACOMA	YAKIMA*	EAU CLAIRE
9412 Front St.	2301 S. 18th St.	124 Race
Lakewood	Union Gap

Wisconsin	Wisconsin	Wisconsin
LA CROSSE	LITTLE CHUTE	MADISON
1236 Clinton St.	700 Moasis Dr.	4021 Owl Creek Dr.

Wisconsin	Wisconsin	Wyoming
PEWAUKEE	SCHOFIELD	CASPER*
W232 N 2960 Roundy Cir. W	3613 Schofield Ave.	2170 N. Old Salt Creek Hwy.
Ste 100

*owned